Exhibit 31.1

PRESIDENT CERTIFICATION

I, Richard T. Miller, certify that:

(1) I have reviewed this Annual Report on Form 10-K/A of TCW Star Direct Lending LLC; and

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Richard T. Miller
Name:	Richard T. Miller
Title:	President (Principal Executive Officer)
Date:	April 30, 2026